Exhibit 10.13

WESTERLY DEBT CONVERSION AGREEMENT

This Agreement (the “Agreement”) is dated April 12, 2010 and is made by and between Bonanza Oil & Gas, Inc. (the “Company”), and [ ] (“Debt Holder”).

WHEREAS, the Debt Holder has acquired $[ ] in debt (the “Debt”) from Westerly Exploration Inc. (“Westerly”) pursuant to that Debt Purchase Agreement entered between the Debt Holder and Westerly dated April 12, 2010;

WHEREAS, the Debt is in excess of six months in age;

WHEREAS, the Company and Debt Holder have elected to enter into this Agreement, pursuant to which the Debt Holder will convert the Debt into [ ] shares of common stock, $.001 par value per share, of the Company (the “Shares”);

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and the Debt Holder as follows:

1.

Debt Holder will convert the Debt into the Shares, which shall be delivered by the Company to Debt Holder with one (1) business days via DWAC delivery.

2.	Each party shall be responsible for their own attorneys’ fees and costs.

3.

Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

4.

This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

5.

Debt Holder releases and discharges the Company, the Company’s employees, officers, directors, heirs, executors, successors, administrators, attorneys, insurers, and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Company, that Debt Holder or his executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Agreement.

6.

This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

7.

Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

8.

The Parties agree that this Agreement is governed by the Laws of the State of Texas and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the Supreme Court, State of Texas, County of Harris. The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.

9.

This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

Bonanza Oil & Gas, Inc.

By: ___________________________
Name: William Wiseman
Title: CEO

[insert name of Debt Holder]

By: ______________________________
Name:
Title:

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